Exhibit 10.31

SHOPPING CENTER PURCHASE AND SALE AGREEMENT

THIS SHOPPING CENTER PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of the Effective Date (defined below), by and between BURWOOD VILLAGE MZL LLC, a Maryland limited liability company (“Seller”), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”).

W I T N E S S E T H:

A. Seller is the owner of the Property (defined below).

B. Seller has agreed to sell and Purchaser has agreed to purchase the Property in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of $10.00 and the mutual covenants and agreements of each party to the other hereinafter set forth, the parties do hereby mutually covenant and agree as follows:

ARTICLE I

DEFINED TERMS

The following terms shall have the meanings ascribed to them below when used in this Agreement:

1.1 Assignment and Assumption of Leases: an assignment and assumption of the Leases and the guaranties, if any, thereof in the form of Exhibit 1.1 attached hereto and made a part hereof.

1.2 INTENTIONALLY OMITTED.

1.3 Bill of Sale: a bill of sale in the form of Exhibit 1.3 attached hereto and made a part.

1.4 INTENTIONALLY OMITTED.

1.5 Closing: the consummation of the transaction contemplated hereby.

1.6 Closing Date: a date to be mutually agreed upon, but, in all events, a date no later than the date 25 days after the expiration of the Inspection Period (defined below), provided that, Purchaser shall have the right, upon notice thereof to Seller, to extend the date otherwise set for Closing for one period of up to 10 days.

1.7 Closing Statement: a closing statement showing the items and amounts to be prorated between Purchaser and Seller hereunder.

1.8 INTENTIONALLY OMITTED.

1.9 Deed: a special warranty deed in the form of Exhibit 1.9 attached hereto and made a part hereof.

1.10 Deposit: $100,000.00 initially, to be increased to $200,000.00 by the deposit of an additional $100,000.00 upon expiration of the Inspection Period if this Agreement has not been terminated prior thereto. Reference herein to the “Deposit” shall be to such amount as is then being held in escrow pursuant to the terms hereof.

1.11 Effective Date: the date on which Seller executes this Agreement.

1.12 Evaluation Materials: all environmental site assessment reports (i.e., Phase I, Phase II and any other environmental site assessment report) and the Survey obtained by Purchaser concerning the Property other than any such reports or survey furnished to Purchaser in Seller’s Documents.

1.13 Inspection Period: the period commencing on the Effective Date and expiring at 5:00 pm eastern time on the date 35 days thereafter.

1.14 Inspections: site, appraisal and other inspection analyses and studies of the Property, but expressly excluding any invasive testing of the Real Property such as, but not limited to, a so-called “phase II” environmental site assessment.

1.15 Leases: all leases, licenses, or other written permissions to occupy the Real Property.

1.16 List: OFAC’s Specially Designated and Blocked Persons List.

1.17 OFAC: the Office of Foreign Asset Control of the Department of the Treasury.

1.18 Order: the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism.

1.19 Permitted Exceptions: (i) easements, restrictions, covenants and agreements of record including, but not limited to, those appearing in Schedule B-II of the Title Commitment not objected to by Purchaser in accordance with Section 4.2 below and those objected to by Purchaser but not removed by Seller or insured over by the Title Company; (ii) the rights of the Tenants; (iii) the liens or encumbrances securing liquidated amounts caused by parties other than Seller; (iv) zoning ordinances; (v) Taxes which are a lien but not then due and payable; and (vi) such other typical and customary exceptions to title for commercial transactions in the area in which the Property is located.

1.20 Property: collectively, Seller’s right, title and interest in and to the Real Estate, all fixtures, equipment and personalty owned by Seller and located on or about the Real Estate, excluding therefrom only personalty owned by tenants or occupants of the Real Property (a list of all such fixtures, equipment and personalty, if any, to be conveyed is attached hereto as Exhibit 1.20 and made a part hereof (the “Personalty”)), the use of appurtenant easements, whether or not of record, strips and rights-of-way abutting, adjacent, contiguous, or adjoining the Real Estate, and the Leases, Seller’s interest, if any, in all intangible property (the “Intangible Property”) related to the ownership or operation of the Real Property or Personalty, including, without limitation, all trade names and trade marks, warranties, governmental approvals, permits, licenses, telephone exchange numbers (to the extent assignable by Seller) and websites used exclusively in connection with the Real Property.

1.21 Purchase Price $16,600,000.00.

1.22 Real Estate: a certain parcel of real property located in Anne Arundel County, Maryland more particularly described on Exhibit 1.22 attached hereto and made a part hereof.

1.23 Real Property: the Real Estate and the improvements thereon.

1.24 Related Parties: all directors, officers, partners, members and employees of Purchaser and Purchaser’s attorneys, lenders and accountants who need to know Seller’s Documents and/or the Evaluation Materials for the purpose of evaluating a possible purchase of the Property.

1.25 Rent Roll. the rent roll attached hereto as Exhibit 1.25 and made a part hereof.

1.26 Seller’s Documents: the documents and materials listed on Exhibit 1.26 attached hereto and made a part hereof.

1.27 Survey: a survey of the Property in such form as Purchaser may desire.

1.28 Taxes: all real and personal property taxes and assessments, special or otherwise, payable in lump sums or installments which constitute a lien against the Property, in whole or in part.

1.29 Tenants: tenants or occupants of the Real Property.

1.30 Title Commitment: a commitment from Title Company, in its capacity as title insurer, to issue to Purchaser at the Closing the Title Insurance Policy.

1.31 Title Company: Chicago Title Insurance Company, National Business Unit located in Pittsburgh, Pennsylvania.

1.32 Title Insurance Policy: an owner’s title insurance policy in the amount of the Purchase Price naming Purchaser as the insured thereunder.

ARTICLE II

PURCHASE AND SALE; PURCHASE PRICE

2.1 Subject to the terms and conditions herein contained, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property for the Purchase Price.

2.2 The Purchase Price shall be paid by Purchaser to Seller at the Closing by wire transfer of funds, subject to the adjustments and prorations set forth in the Closing Statement.

2.3 On or before two business days after the Effective Date, Purchaser shall deposit with the Title Company, in escrow, the initial $100,000.00 portion of the Deposit by wire transfer of U.S. dollars. Provided that this Agreement is not theretofore terminated, on or before the date one business day after the expiration of the Inspection Period, Purchaser shall make an additional deposit with the Title Company in the amount of $100,000.00, the same to be deemed to be a portion of the Deposit. The Deposit shall be held in escrow, in an interest bearing account at a federally insured financial institution by Title Company pending the Closing and all interest earned thereon shall be deemed to be part of the Deposit. At and upon Closing, the Deposit shall be applied against the Purchase Price, or, if the transaction contemplated hereby is not consummated, delivered to Seller or Purchaser as provided herein.

ARTICLE III

INSPECTION OF PROPERTY

3.1 Simultaneously herewith, Seller has delivered the Seller’s Documents to Purchaser. With the exception of the Financial Statements (defined below), Seller makes no warranty or representation of any kind with respect to the Seller’s Documents including, but not limited to, their accuracy or completeness.

3.2 Purchaser shall have the right, up until the earlier of Closing or the termination of this Agreement, to enter upon the Real Property to undertake, at its sole cost and expense, the Inspections. Purchaser shall not interfere with the operation of the business being conducted from the Real Property during the conduct of the Inspections. Purchaser shall not conduct a Phase II environmental site assessment or any other form of invasive testing or sampling without the prior written consent of Seller, which consent shall not be unreasonably withheld. Purchaser will not initiate contact with local, state or federal environmental agencies, except through Seller; provided that, Purchaser or its agents shall have the right to conduct routine records searches. Purchaser hereby covenants to conduct a Phase I environmental site assessment of the Real Property or to cause Seller’s Phase I environmental site assessment to be updated. The Inspections may be conducted by Purchaser or any designee of Purchaser, including, without limitation, engineers, accountants, architects and Purchaser’s employees, during normal business hours and upon reasonable notice to Seller or its designated agents, so long as Purchaser does not interfere with Tenants’ use of the Real Property and so long as any such Inspections do not violate any terms or provisions of the Leases. Purchaser may not conduct interviews with Tenant unless reasonable prior notice is given to Seller and, to the extent Seller so desires, a representative of Seller is present and/or on the line during any telephone interview. Purchaser shall provide to Seller copies of the Evaluation Materials if the sale does not close for any reason whatsoever, to the extent that Evaluation Materials had been obtained prior thereto by Purchaser. Notwithstanding anything herein contained to the contrary, in the event that Purchaser shall not exercise its right to terminate this Agreement on or prior to the expiration of the Inspection Period, thereafter, until Closing, Purchaser shall have the right to continue its inspections, analyses and studies of the Real Property, including the right to enter upon the Real Property for such purposes, provided that, Purchaser shall have no further right to terminate this Agreement on account of any such inspections, analyses and studies.

3.3 On or prior to the expiration of the Inspection Period, Purchaser shall have the right to notify Seller of its satisfaction with the Inspections (such satisfaction shall be determined by Purchaser in its sole discretion). In the event of such notice, the parties shall, subject to the other terms and conditions hereof, proceed to Closing. In the event such notice is not given, or in the event that prior to the expiration of the Inspection Period Purchaser notifies Seller that it is dissatisfied with the Inspections, this Agreement shall be deemed terminated and of no further force or effect (with the exception of those provisions, hereof which are expressly intended to survive such termination). Upon such termination, in the event the Evaluation Materials had not then been delivered, to the extent there are then Evaluation Materials to deliver, $75,000.00 of the Deposit shall immediately be refunded to Purchaser, with the balance of the Deposit being refunded to Purchaser upon delivery of the Evaluation Materials. In the event there are no Evaluation Materials to be delivered, the entirety of the Deposit shall be refunded to Purchaser immediately after such termination. Upon delivery of the Evaluation Materials to Seller, to the extent there are Evaluation Materials to be delivered, or immediately upon termination if there are no Evaluation Materials to be delivered, Purchaser shall be relieved of any and all liability under this Agreement except for those expressly intended to survive the termination hereof. In the event Purchaser shall elect not to terminate this Agreement in accordance with the terms of this Section, the Deposit shall immediately become non-refundable to Purchaser and shall be paid to Seller in the event of any subsequent termination of this Agreement, except in the event of termination under Article VI hereof on account of Seller’s default hereunder, Article IX on account of damage or destruction, Article X on account of condemnation or eminent domain or Section 7.4 on account of a failure of any one of the listed conditions precedent.

3.4 (a) During such periods of time as Purchaser is allowed to enter the Real Property pursuant to the terms of this Agreement, Purchaser shall take all reasonable steps necessary to protect the Real Property from damage by reason of its activities and, in the event of any such damage to the Real Property, Purchaser shall promptly restore or cause to be restored that portion of the Real Property so damaged to the condition existing prior to such damage. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) threatened or real, arising out of or resulting in any manner from the entry onto the Real Property by Purchaser, and the commencement by Purchaser, its agents, employees and contractors of activities on the Real Property allowed hereunder, including, but not limited to, personal injury (including death) and property damage, provided, however, the foregoing indemnity shall not apply with respect to claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) resulting from the mere discovery of any pre-existing environmental or physical condition. Seller will notify Purchaser promptly upon the discovery of any such claims, losses, damages, costs and expenses.

(b) Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Real Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Real Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within 30 days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.

(c) Purchaser shall procure and continue in force and effect from and after the date Purchaser first desires to enter the Real Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State in which the Real Property is located having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $2,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $2,000,000.00 per occurrence and $2,000,000.00 aggregate. To the extent such $2,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser enters the Property. Such insurance may not be cancelled or amended except upon 30 days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section.

(d) This Section shall survive the Closing and/or the termination of this Agreement in all events.

3.5 Notwithstanding anything herein to the contrary, but subject to the terms and conditions of Article VII hereof, Purchaser hereby expressly acknowledges and agrees that Purchaser has or will have, prior to the end of the Inspection Period, thoroughly inspected and examined the Property. Purchaser hereby further acknowledges and agrees that Purchaser is relying solely upon its Inspections and that Purchaser is purchasing the Property on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS”

basis, without representations, warranties or covenants, express or implied, of any kind or nature including, but not limited to, the zoning of the Property, the tax consequences to Purchaser, the physical condition of the Real Property, environmental compliance, governmental approvals and compliance of the Real Property with applicable rules, regulations, ordinances and statutes. The express intention of Purchaser and Seller is that Purchaser shall purchase the Property from Seller without any representations, warranties or covenants, express or implied, from or of Seller, except as expressly set forth herein. Purchaser hereby waives and relinquishes all rights and privileges arising out of, or with respect to or in relation to, any representations, warranties or covenants, whether express or implied, which may have been made or given, or which may be deemed to have been made or given, by Seller which are not expressly set forth herein. Without limiting the generality of the foregoing, Purchaser hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transactions contemplated hereby, as are any warranties arising from a course of dealing or usage or trade, and that Seller has not represented or warranted, and Seller does not hereby represent or warrant, that the Real Property now or in the future will meet or comply with the requirements of any health, environmental or safety code or regulation of the United States of America, the state where the Real Property is located, or any other authority or jurisdiction. Without limiting the generality of the foregoing, in the event Purchaser actually takes title to the Real Property, Purchaser hereby assumes all risk and agrees that Seller shall not be liable to Purchaser (or Purchaser’s successors and assigns) for, and Purchaser hereby expressly waives any claims it may have now or in the future against Seller on account of, any special, direct, indirect, consequential or other damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair or operation of the Property, except and to the extent, only, expressly set forth herein.

3.6 None of the Evaluation Materials shall be used or duplicated by Purchaser for any purpose other than Purchaser’s evaluation of a possible acquisition of the Property. Purchaser agrees to keep all Evaluation Materials strictly confidential; provided, however, that Evaluation Materials may be disclosed to the Related Parties. Purchaser shall inform the Related Parties in writing prior to disclosure, of the confidential nature of the Evaluation Materials and the Related Parties shall be directed to keep all such information in the strictest confidence and to use such information only for the purpose of evaluating a possible purchase by Purchaser. Purchaser will promptly, upon request of Seller, deliver to Seller all of Seller’s Documents or certify to their destruction and deletion from Purchaser’s computer systems in the event of the termination of this Agreement, without retaining copies thereof. Purchaser will direct the Related Parties to whom Evaluation Materials are made available not to make similar disclosures and any such disclosure shall be deemed made by and be the responsibility of Purchaser. Purchaser shall indemnify, defend, and hold Seller, and each of the officers, trustees, partners, and members harmless from and against any and all claims, losses, damages, liabilities, costs and expenses (including attorneys’ fees and costs) arising out of or resulting from the breach of any of the terms of this Section 3.6. This indemnity obligation shall survive the consummation of the sale contemplated hereunder or any earlier termination of this Agreement.

ARTICLE IV

TITLE AND SURVEY MATTERS

4.1 As evidence of title, Purchaser shall, at its sole cost and expense, obtain the Title Commitment within 15 days after the Effective Date and Purchaser shall obtain the Survey. To the extent the Title Commitment is not obtained within such 15 day period, for purposes of the time frames for objection to matters of title and survey set forth in this Article IV, Purchaser shall be deemed to have obtained the same on such date 15 days after the Effective Date (it being understood that any such failure so to obtain the same within such time period is not a default hereunder).

4.2 If written objections to title to the Real Property (with reasonable specificity) are made by or on behalf of Purchaser within 15 days after the date on which the Title Commitment has been delivered to Purchaser (or, the date the same is deemed obtained by Purchaser, as provided above) that title to the Real Property is not acceptable to Purchaser in its commercially reasonable judgment, Seller may, within 15 days following the date that it receives written notice of such objections, provide Purchaser with a revised Title Commitment evidencing that such objections have been remedied and/or that at Closing the Title Company shall insure over the same, provided, however, Seller shall have no obligation to effect the remedy of any such objections or to obtain any such insurance or to provide any such revised Title Commitment with the exception that Seller shall, at Closing, effect the discharge or release or otherwise cause the Title Company to insure over any lien against the Real Property securing financing to which Seller is a party. If Seller is unable or unwilling to effect a remedy thereof and/or to obtain such revised Title Commitment within such 15 day period, Purchaser shall have the option (a) to proceed with the purchase of the Property, in which event the Permitted Exceptions shall be deemed to include such objections; or (b) to terminate this Agreement and receive a refund of the Deposit, in full termination of any and all liabilities and rights of Purchaser and Seller under this Agreement (except those expressly provided herein to survive such termination) by delivery of notice of termination to Seller within 5 days after the earlier of (i) the date that Seller advises Purchaser in writing that Seller is unable or unwilling to remedy such objections, and (ii) the end of Seller’s 15-day period for remedying any such objections. Failure of Purchaser timely to deliver such notice shall be deemed an election by Purchaser to choose option (a).

ARTICLE V

CLOSING

Subject to Purchaser’s rights to terminate this Agreement pursuant to Article III, Article IV, Article VI, Article IX and Article X hereof and subject to the failure of any one or more of the conditions precedent listed in Section 7.4 hereof, Closing shall occur on or before 1:00 pm eastern time on the Closing Date (i.e., Seller shall have received all closing proceeds due Seller as of 1:00 pm eastern time on the Closing Date). At such time as the Title Company has all required executed documents and all required funds, and at such time as the Title Company is able and has committed to issue its Title Insurance Policy, the Title Company shall disburse the funds in its possession in accordance with a Closing Statement executed by Seller and Purchaser, then record all documents that are to be recorded and deliver the Closing documents to the respective parties hereunder. At Closing, Seller shall deliver possession of the Real Property to Purchaser subject to the Permitted Exceptions.

ARTICLE VI

DEFAULTS

6.1 If Purchaser breaches this Agreement, then the Title Company shall deliver the Deposit to Seller as full compensation for its damages and as its sole remedy, given that the parties acknowledge and agree that actual damages are impossible to ascertain with any certainty but the Deposit is a reasonable estimate thereof. Notwithstanding the foregoing, the indemnities made by Purchaser set forth in Section 3.4, Section 3.6 and Article XI hereof shall not be deemed limited by the foregoing limitation on remedies.

6.2 If the Seller breaches this Agreement, Purchaser shall, as its sole remedy, have the right: (a) to declare this Agreement terminated, in which event the Deposit shall be promptly returned to Purchaser, or (b) to seek specific performance of Seller’s obligations hereunder, provided that, in the event that Purchaser shall be unable, after using diligent, good faith efforts, to obtain such specific performance of such obligations, Purchaser shall retain the right to terminate this Agreement on account of any such breach and in such event, Seller shall promptly thereafter pay to Purchaser an amount equal to all reasonable, actual, third party out of pocket expenses incurred by Purchaser (as evidenced by delivery of copies of paid receipts to Seller) in connection with the transaction evidenced hereby but not in excess of the sum of $25,000.00, in any event.

6.3 Notwithstanding Section 6.2 above, in the event of a non-monetary default by Seller, Seller shall have the right, but not the obligation, to cure, or attempt to cure the default before Purchaser may exercise its rights granted under Section 6.2, provided Seller commences to cure said default within ten (10) business days of Seller’s receipt of written notice of such default from Purchaser and Seller thereafter diligently pursues the cure, it being understood by Seller and Purchaser that the Closing Date will be extended for up to 15 days so long as Seller uses diligence to complete such cure.

ARTICLE VII

REPRESENTATIONS, WARRANTIES, COVENANTS AND CONDITIONS

7.1(a) Seller represents and warrants as follows (representations and warranties made to the best of Seller’s knowledge shall be deemed to be the knowledge of Dan Katz, the principal of Seller, without any inquiry or investigation and without any obligation of inquiry or investigation and without personal liability to Mr. Katz):

(i) Non-Foreign Person. Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code.

(ii) Employees. Seller has no employees at the Real Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

(iii) Authority. Seller has the right to execute this Agreement and to sell the Property without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Seller have been duly authorized to execute and deliver this Agreement and to bind Seller hereto. Seller has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Seller and the consummation by Seller of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Seller such that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

(iv) No Conflict. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby will (A) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which it or the Property is bound, or (B) violate any order, injunction, decree, statute, rule or regulation applicable to Seller or the Property.

(v) PATRIOT Act. Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on the List) or under any statute, executive order (including the Order), or other governmental action.

(vi) No Litigation. To the best of Seller’s knowledge, Seller has not received any written notice of any litigation against Seller which would, if determined adversely to Seller, affect the Property.

(vii) No Binding Contracts. Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Purchaser after the Closing other than (A) the Leases, and (B) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record.

(viii) Violations of Law. To the best of Seller’s knowledge, Seller has not received any written notice from any governmental authority relating to the violation by Seller of any law, rule or regulation applicable to the Property.

(ix) Bankruptcy. To the best of Seller’s knowledge, no petition has been filed by or against Seller under the Federal Bankruptcy Code or any similar state or federal law and, to the best of Seller’s knowledge, Seller has not received written notice from any party stating that such party intends to make such a filing against Seller.

(x) Commissions. To the best of Seller’s knowledge, there are no leasing commissions owed by Seller with respect to the current term of any of the Leases which will remain unpaid as of Closing.

(xi) Condemnation. To the best of Seller’s knowledge, Seller has not received written notice of any claims, causes of action, lawsuits or legal proceedings regarding the condemnation or similar proceedings relating to the Real Property.

(xii) Delinquency Report and Absence of Tenant Default. The information set forth on the delinquency report delivered by Seller to Purchaser as one of Seller’s Documents is complete and correct in all material respects. Except as set forth on such delinquency report, all rents, additional rents, common area charges, escrow payments or similar charges or payments which are required by the Leases and due and payable by the Tenants prior to and including the Effective Date have been paid to Seller. To the best of Seller’s knowledge, none of the Tenants are now, or with the giving of a notice or the passage of time would any of them be, in default under the Leases.

(xiii) Mortgage Release. The Purchase Price, as adjusted pursuant to the adjustments set forth herein, is of an amount sufficient to enable Seller to obtain from its first mortgagee a release the lien of its mortgage encumbering the Real Property as of the Effective Date.

(xiv) Rent Roll. The Rent Roll is true, and correct in all material respects.

(xv) Financial Statements. The operating budget, operating statements, general ledgers, capital budgets, reconciliation statements and all other financial statements delivered or to be delivered by Seller to Purchaser which have been generated by Seller through its in house staff and which relate solely to Seller’s period of ownership of the Property (as opposed to those generated by third parties and/or which relate to periods prior to Seller’s ownership of the Property; such budgets, statements, ledgers and reconciliations so generated by Seller and relating to its period of ownership of the Property are referred to in this Agreement as the “Financial Statements”) are true, accurate and complete, truly, accurately and completely set forth the financial condition of the Property and do not omit any material fact which may be necessary to make the same true, accurate and complete (for the avoidance of doubt, it is expressly understood that Seller makes no representation or warranty and hereby disclaims any implied representation or warranty with respect to any such operating budget, operating statements, general ledgers, capital budgets, reconciliation statements and other financial statements generated by third parties and/or which relate to time periods other than the time period of its ownership of the Property). All of such budgets, statements, ledgers and reconciliations were prepared in accordance with generally accepted accounting principals consistently applied.

(b) Seller has made no representations or warranties with respect to any aspect of Seller’s Documents, including, but not limited to, their truthfulness, accuracy or completeness, and/or, except as set forth in this Article VII, with respect to the any physical aspects of the Real Property and no such representations or warranties shall be deemed implied and Seller hereby disclaims any such representations or warranties. Purchaser hereby acknowledges that no such representations or warranties have been made and that none shall be deemed implied.

(c) All representations and warranties of Seller made herein and all Seller estoppels delivered by Seller at Closing shall survive the Closing for a period of 360 days. In the event suit thereon has not been commenced by Purchaser against Seller on or before the date 360 days after Closing, then, thereafter, all claims for breach of the representations and warranties shall be deemed forever waived, released, discharged and barred (if suit is brought within such 360 day period with respect to breach of any one representation or warranty or any one Seller estoppel and not any other, suit for breach of such other representations and warranties or Seller estoppel shall, after such 360 day period, be deemed waived, released, discharged and barred). Notwithstanding the foregoing, in no event shall any suit be brought unless the damage suffered by Purchaser shall equal or exceed $25,000.00 and in no event, regardless of the amount of damage actually suffered by Purchaser, shall Seller be liable to Purchaser for a sum exceeding $1,000,000.00.

(d) Purchaser expressly authorizes Seller to make whatever inquiries and disclosures with respect to Purchaser as Seller shall require, including, but not limited to, those required in connection with a credit investigation (e.g., with Dunn & Bradstreet or other credit reporting agency)and those in connection with the USA PATRIOT Act.

7.2 Prior to Closing, Seller shall operate and maintain the Property in accordance with its past practices and subject to and in accordance with the Leases. In the event that Purchaser shall not exercise its right to terminate this Agreement prior to the expiration of the Inspection Period, between the expiration of the Inspection Period and Closing, Seller will not modify the Leases or create any new agreement, lease or document affecting the Property, or modify or amend the Leases or any existing Contract without the prior written consent of Purchaser, the same not to be unreasonably withheld. Prior to the expiration of the Inspection Period, Seller shall have the right to effect such modifications or amendments to the Leases and to enter into new agreements, leases or documents affecting the Real Property as Seller shall so choose, provided that, copies of the same shall be provided to Purchaser at least five (5) days prior to the expiration of the Inspection Period and to the extent five (5) days do not then remain in the Inspection Period, the Inspection Period shall be extended so that at least five (5) days shall elapse from the delivery of any such modification, amendment, agreement, lease or document to Purchaser and the expiration of the Inspection Period. In addition, Seller shall promptly deliver to Purchaser copies of any written communications (including e-mails, letters, invoices and the like) sent by Seller to, or received by Seller from, any tenants of the Property, parties to any reciprocal easement agreement or similar agreement or declaration by which the Real Property is bound, or service or materials providers to the Property sent or received from and after the Effective Date up through the Closing.

7.3 Purchaser represents and warrants as follows:

(a) Authority. Purchaser has the right to execute this Agreement and to purchase the Property without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Purchaser have been duly authorized to execute and deliver this Agreement and to bind Purchaser hereto. Purchaser has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Purchaser such that this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(b) No Conflict. Neither the execution and delivery of this Agreement nor the consummation by Purchaser of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Purchaser.

(c) PATRIOT Act. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on the List) or under any statute, executive order (including the Order), or other governmental action.

7.4 Purchaser’s obligation to close the transaction contemplated hereby is conditioned on all of the following, any or all of which may be expressly waived by Purchaser in writing, at its sole option:

(a) Representations. Subject to the provisions of Article VII, all representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

(b) Estoppel Certificates and SNDAs. Purchaser shall have received executed estoppel certificates (not alleging any then ongoing default of the landlord under the applicable Lease and confirming all material business terms and conditions in the applicable Lease) and a subordination, non-disturbance and attornment agreement (individually, an “SNDA” and collectively, the “SNDAs”) from Food Lion, CVS, Dollar General, Dunkin Donuts, Bank of Glen Burnie, Gunnings and Pro P.T. (collectively, the “Major Tenants”) in the forms attached hereto as Exhibit 7.4(b) and incorporated herein by reference or as may otherwise be required under the applicable Leases of the Major Tenants, the same to be dated no earlier than forty-five (45) days prior to the Closing Date and Purchaser shall have received (i) estoppel certificates (not alleging any then ongoing default of the landlord under the applicable Leases) from Tenants occupying 75% of the balance of the leased area of the Real Property (other than the Major Tenants) in the form attached as Exhibit 7.4(b), and (ii) subordination, non-disturbance and attornment agreements from all such other Tenants of the Real Property (other than the Major Tenants) as required by Purchaser’s intended mortgagee and, to the extent, and only to the extent, called for under the applicable Leases, in the form required by Purchaser’s intended mortgagee or as may otherwise be called for under the applicable Leases. All such executed estoppel certificates and SNDAs shall be delivered to Purchaser prior to the expiration of the Inspection Period. To the extent that Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period, and to the extent any of such estoppel certificates shall not have been obtained and delivered to Purchaser prior to Closing, then, at Closing, Seller shall provide a so-called “Seller estoppel” with respect to the Leases and Tenants for which no such estoppel certificate was obtained and the condition precedent calling for delivery of such estoppel certificates shall be deemed satisfied, provided that, Purchaser shall not be obligated to accept such a Seller estoppel with respect to the Leases of the Major Tenants, and to the extent the same have not been obtained and delivered prior to Closing, such condition precedent shall not be deemed to have been satisfied. All Seller estoppels shall be subject to the limitations set forth in Section 7.1(c) above.

(c) No Termination of the Leases of the Major Tenants; Material Environmental Condition Subsequent to Inspection Period. The Leases of the Major Tenants shall not have been terminated between the expiration of the Inspection Period and Closing, and there shall not have been any occurrence subsequent to the Inspection Period (caused by parties other than Purchaser) which shall have caused a material adverse environmental condition (i.e., an environmental condition where applicable environmental laws have been violated and whereby the reasonably estimated cost of cure exceeds $100,000.00) to have occurred on the Real Property between the expiration of the Inspection Period and the Closing (the foregoing shall not be deemed to include any condition existing upon the Real Property during the Inspection Period but not discovered until thereafter; it being the intention of the parties that the condition giving rise to the material adverse environmental condition shall have initially arisen or occurred subsequent to the Inspection Period).

In the event that as of Closing, any one or more of the foregoing conditions precedent shall not be satisfied or waived by Purchaser, this Agreement shall terminate and the Evaluation Materials, if any then in existence, shall be delivered to Seller. Upon such termination, in the event the Evaluation Materials had not then been delivered to Seller, to the extent there are then Evaluation Materials to deliver, $175,000.00 of the Deposit shall immediately be refunded to Purchaser, with the balance of the Deposit being refunded to Purchaser upon delivery of the Evaluation Materials. In the event there are no Evaluation Materials to be delivered, the entirety of the Deposit shall be refunded to Purchaser immediately after such termination. Upon delivery of the Evaluation Materials to Seller, to the extent there are Evaluation Materials to be delivered, or immediately upon termination if there are no Evaluation Materials to be delivered, Purchaser shall be relieved of any and all liability under this Agreement except for those expressly intended to survive the termination hereof.

ARTICLE VIII

CLOSING DOCUMENTS AND DELIVERIES

The Closing shall occur in escrow through the Title Company, as escrow agent. On the Closing Date (or, within one business day thereafter, as indicated below), Seller shall execute and deliver into escrow (as required) and Purchaser shall execute and deliver into escrow (as required) the following:

8.1 Purchaser shall deliver to the Title Company the Purchase Price by wire transfer of readily available funds, the same to be released to Seller simultaneously with the release of the conveyance documents described below to Purchaser.

8.2 Seller shall execute and deliver to the Title Company the Deed.

8.3 Seller shall execute and deliver to the Title Company the Assignment and Assumption of Leases. On the Closing Date, Seller shall deliver to Purchaser the originally executed Leases or a copy thereof if the originals are not in Seller’s possession and control (unless previously delivered). Purchaser shall execute a counterpart of the Assignment and Assumption of Leases and deliver same to the Title Company at Closing. Seller shall also execute and deliver to the Title Company for delivery to Purchaser upon Closing any notice required to be delivered to any guarantor of any of the Leases.

8.4 Seller shall deliver the original estoppel certificates and subordination, non-disturbance and attornment agreements called for under Section 7.4(b) above or the Seller estoppel certificates as may be required under such Section 7.4(b) above.

8.5 Seller shall deliver to Purchaser all existing plans and specifications in Seller’s possession and control relating to the Real Property.

8.6 Seller shall execute and deliver the Bill of Sale (to the extent there is any personal property being conveyed) and Seller shall execute and deliver an assignment of any guaranties and warranties with respect to the improvements on the Real Estate to the extent of Seller’s interest therein.

8.7 Seller shall deliver to the Title Company such evidence of Seller’s authority to enter into this transaction which is reasonably required by the Title Company.

8.8 Seller shall execute and deliver such affidavit as the Title Company may reasonably require to remove its standard printed exceptions relating to, among other things, construction liens and rights of parties in possession, but not with respect to matters of survey.

8.9 Seller shall deliver to Purchaser a notice to the Tenants of the change of ownership of the Property in the form of Exhibit 8.9 attached hereto and made a part hereof.

8.10 Seller shall deliver to the Title Company an affidavit stating that Seller is not a “Foreign Person” within the meaning of the Internal Revenue Code.

8.11 Seller and Purchaser shall execute and deliver into escrow counterparts of the Closing Statement showing the amounts by which the Purchase Price shall be adjusted as of the Closing Date and in the following manner:

(a) Purchaser shall the search and exam fees for issuance of the Title Commitment. Purchaser shall pay the premium for the Title Insurance Policy and any endorsements to the Title Insurance Policy required by Purchaser (other than curative endorsements obtained by Seller to cure a title objection raised by Purchaser, which shall be paid by Seller) and the cost of the Survey. The parties shall split equally the State of Maryland recordation tax, the State of Maryland transfer tax and the Anne

Arundel County transfer tax. Purchaser shall pay for all lease build out expenses, attorneys fees and brokerage commissions with respect to any leases of the Real Property executed and delivered by Seller from and after the Effective Date.

(b) The parties shall prorate Taxes in accordance with local custom for commercial real estate transactions involving property in the county in which the Property is located. Under such local custom: (i) such taxes are prorated on a fiscal year of July 1 of one year through June 30 of the following year; (ii) the tax bill is issued on July 1 and is payable in full on or before September 30 of each year; (iii) all tax bills with respect to the Real Property due and payable as of Closing shall be paid by Seller; and (iv) the tax bill for the fiscal year in which Closing shall occur shall be paid by Seller (even if not then due and payable—i.e., Closing is to occur before September 30 of the applicable year) and Purchaser shall reimburse Seller shall for an amount which is the product of (A) the number of days from and after Closing until and including the following June 30, and (B) the quotient of the tax bill issued for the July 1 immediately preceding Closing (or the tax bills, if more than one parcel) and 365.

(c) Purchaser shall receive credit for all security deposits currently held by Seller on the Closing Date (including all interest earned thereon if required by applicable laws) which Seller is required to have in its possession or control pursuant to the terms of any of the Leases.

(d) Seller shall pay all water, sewer, and utility charges, common area maintenance charges, and other operating expenditures through the day before the Closing Date. If final readings have not been taken, estimated charges shall be prorated between the parties and appropriate credits given, and post-closing adjustments shall be made when the actual billings are received.

(e) Rentals paid by Tenants and received by Seller prior to the Closing Date shall be prorated between the parties with rentals applicable to the period from and after the Closing Date allocated to Purchaser. After the Closing Date, Purchaser shall use good faith best efforts to collect from Tenants any delinquent rents and other charges due Seller and such rents and other charges shall remain the property of Seller and Seller shall retain the right to pursue collection thereof including the right to commence suit thereon (but not the right to commence suit for eviction or termination of the Leases). To the extent that, after the Closing Date, Purchaser actually receives payment from Tenants of the delinquent rents and charges pertaining to the time periods prior to Closing, Purchaser shall remit such payments to Seller within ten (10) days after Purchaser’s receipt thereof, provided, however, all Tenants’ payments shall first be applied to amounts due at the time of collection (e.g., then due rental). Until collected or the expiration of the 12th full calendar month after Closing, Purchaser shall provide to Seller on or before the 10th day of each such calendar month a written statement of its collections with respect to rents and other charges which are delinquent as of Closing. If any delinquent rents for the month of Closing are actually received by Seller, Purchaser’s prorata share thereof shall be remitted to Purchaser within ten (10) days after Seller’s receipt thereof.

(f) To the extent the Leases provide that Tenants are required to reimburse the lessor for a portion of operating and maintenance expenses of the Real Property for such periods as are set forth in the Leases, Seller and Purchaser agree that these expenses shall be prorated as of the Closing Date and, to the extent that any of the expense items can be determined as of the Closing Date, those expense items shall be prorated and resolved between the parties to the extent paid by the Tenants prior to Closing by Purchaser paying to Seller the amount of such reimbursements due Seller at Closing or Purchaser receiving a credit for any expense items prepaid to and retained by Seller for any period from and after the Closing Date. To the extent such not paid by the Tenants as of Closing, the same shall be paid to Seller within 10 days after collection thereof by Purchaser after Closing, with Purchaser using good faith efforts to collect the same after Closing. With respect to those expense items for which sufficient information will not be available on the Closing Date to calculate a monetary proration as of Closing, Purchaser agrees to invoice the Tenants for and collect those reimbursement expenses and remit to Seller, within 10 days after Purchaser’s receipt thereof, Seller’s pro rata share of such expenses together with a written accounting of Purchaser’s invoices and receipts and its proration calculations. Purchaser shall use good faith best efforts to collect from the Tenants the expense reimbursements due to Seller and shall remit same to Seller within ten (10) days after Purchaser’s receipt thereof.

(g) Reimbursements received from Tenants by Seller or Purchaser of amounts paid for Taxes shall be prorated between the parties in the manner hereinabove provided for the proration of Taxes.

(h) Any closing costs not described in clauses (a) - (g) above shall be paid by Purchaser. Each party shall pay its respective attorneys’, consultants’ and advisory services fees.

(i) Seller shall pay all costs associated with the early payoff of its mortgage loan encumbering the Property, including, but not limited to, any applicable prepayment premium.

8.13 No Assumption of Seller Debts. The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the tenants under the Leases. Accordingly, Purchaser shall neither assume nor be liable for the Seller Debts (defined below) or any of the debts, liabilities, taxes or obligations of, or claims against any other person or entity, of any kind or nature, whether existing now, upon Closing or at any time thereafter, which shall be solely those of Seller, and Seller hereby agrees to indemnify Purchaser against any liability with respect thereto. For purposes hereof, the “Seller Debts” shall mean the debts, liabilities, taxes, obligations and claims for which Seller alone is liable and shall include (a) all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through Closing, (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit), (b) obligations of Seller under any Leases or occupancy agreements accruing prior to Closing, unless specifically assumed by Purchaser, and (c) obligations of Seller under the Contracts, unless specifically assumed by Purchaser.

8.14 Original Leases and Guaranties. Within one business day after Closing, Seller shall deliver, via overnight delivery service, to Purchaser originals of the Leases and guaranties thereof, to the extent in Seller’s possession. To the extent not in Seller’s possession, certified copies (certified to the best of Seller’s knowledge) shall be delivered in lieu thereof.

ARTICLE IX

DAMAGE

In the event that any improvements located upon the Real Estate shall be damaged or destroyed by fire, storm or other casualty before the Closing Date and the cost to repair such casualty shall exceed $500,000.00, then Purchaser shall have the right to terminate this Agreement by providing to Seller a written notice of termination within fifteen (15) days after receiving written notice from Seller of such fire, storm or other casualty (and Seller shall provide to Purchaser such written notice within 15 days after the occurrence thereof) and upon such termination, anything herein contained to the contrary notwithstanding, and, the Deposit shall be refunded to Purchaser. In the event Purchaser shall not elect to terminate this Agreement or in the event Purchaser fails timely to terminate this Agreement pursuant to the foregoing or in the event of any damage or destruction to such improvements the cost of repair for which is less than $500,000.00 (for which no termination right shall apply under this Article IX), Purchaser shall be entitled to receive at Closing an absolute assignment from Seller of any interest Seller may have otherwise had in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after the Closing Date) less any reasonable costs incurred by Seller in securing such proceeds and/or adjusting the loss and/or in undertaking any required repairs and Purchaser shall proceed with the Closing on the Property in its then “as-is” condition with no reduction in the Purchase Price. In such event, Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the deductible under any such insurance. During the period up through Closing, Seller shall maintain such casualty insurance on the improvements on the Real Estate as is required under Seller’s first mortgage on the Real Estate.

ARTICLE X

CONDEMNATION

10.1 In the event that, between the Effective Date and the Closing Date, any condemnation or eminent domain proceedings are initiated which would result in the taking of any “material part” (as hereinafter defined) of the Real Property, Purchaser may:

(a) terminate this Agreement by providing written notice to Seller and receive a refund of the Deposit (within the time periods provided for in Section 10.2 below); or

(b) proceed with the Closing, in which event Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest in and to any award made in connection with any such condemnation or eminent domain proceedings, with the Property being in its then “as is” condition with no reduction to the Purchase Price.

10.2 Seller shall promptly notify Purchaser in writing if Seller has actual knowledge of the commencement or occurrence of any condemnation or eminent domain proceedings. Purchaser shall then notify Seller, within ten (10) days of Purchaser’s receipt of Seller’s notice, which of Purchaser’s rights Purchaser elects to exercise under Section 10.1(a) or (b). If Purchaser fails to make an election within such ten (10) day period, Purchaser shall be deemed to have elected to exercise Purchaser’s rights under Section 10.1(b). As used in this Article X, “material part” shall mean ten percent (10%) or more of the Real Property based upon value.

ARTICLE XI

BROKER

Purchaser represents and warrants that it has not been represented by any broker in connection with the purchase of the Property and no commissions or fees are due by reason of Purchaser’s actions in this matter. Seller represents and warrants that it has not been represented by any broker in connection with the sale of the Property and no commissions or fees are due by reason of Seller’s actions in this matter. Seller and Purchaser shall indemnify and hold each other harmless from any loss, cost, liability or expense (including reasonable attorneys fees) on account of their breach, if any, of this Article XI.

ARTICLE XII

MISCELLANEOUS

12.1 This Agreement and the exhibits attached hereto embody the entire agreement between the parties in connection with this transaction and there are no oral or parole agreements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby; this Agreement may not be modified except in writing signed by all parties.

12.2 Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party to any of its rights hereunder. No waiver by any party at any time, expressed or implied, of any breach of any provision of this Agreement shall be deemed a waiver or a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any action on the same or any subsequent occasion.

12.3 The captions, section numbers and article numbers appearing in this Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.

12.4 No party other than Seller and Purchaser and their successors and assigns, shall have any rights to enforce or rely upon this Agreement, which is binding upon and made solely for the benefit of Seller and Purchaser and their successors and assigns, and not for the benefit of any other party.

12.5 All notices provided for or permitted to be given pursuant to this Agreement must be in writing. All notices to be sent hereunder shall be deemed to have been properly given or served: if hand delivered by courier, in hand when received; if mailed, on the third business day following the date upon which the same is deposited in the United States mail, addressed to the recipient of the notice, certified with return receipt requested; if by telecopy, on the date sent (or the next business day after the date of transmission if the transmission day is not a business day) provided that the facsimile was properly addressed and disclosed the number of pages transmitted on its front sheet and that the transmission report produced indicates that each of the pages of the telecopy was received at the correct telecopy number; if by electronic mail, on the date sent (or the next business day after the date of transmission if the transmission day is not a business day) provided that the electronic mail was properly addressed and that a duplicate notice was forwarded via nationally recognized overnight courier guarantying next day delivery; and, if by nationally recognized overnight courier guarantying overnight delivery, on the business day following the day such notice was deposited with such a courier, so long as the day of deposit was on a service day of such courier and prior to the last pick up for such day.

If to Purchaser:	The Phillips Edison Group LLC
11501 Northlake Drive
Cincinnati, Ohio 45249
Fax: (513) 956-5656
E-mail: dwik@phillipsedison.com
Attention: David Wik

With a copy to:	The Phillips Edison Group LLC
175 East 400 South, Suite 402
Salt Lake City, Utah 84111
Fax: (513) 956-5656
E-mail: hscudder@phillpsedison.com
Attention: Hal Scudder

With a copy to:	Honigman Miller Schwartz and Cohn LLP
38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304-5048
Fax: (248) 566-8479
E-mail: jrothstein@honigman.com
Attention: J. Adam Rothstein, Esq.

If to Seller:	Burwood Village MZL LLC
c/o Katz Properties, LLC
247 West 30th Street, 11th Floor
New York, New York 10001
Fax: (917) 591-5497
E-mail: dkatz@katzproperties.com
Attention: Dan Katz

With a copy to:	Mayo Crowe LLC
City Place II-2nd Floor
Hartford, Connecticut 06103-6800
Fax: (860) 275-6819
E-mail: vmorganthaler@mayocrowe.com
Attention: Victor N. Morganthaler, Esq.

12.6 This Agreement shall be governed by the laws of the State where the Property is located.

12.7 This Agreement may be executed in any number of counterparts, each of which, when taken together, shall be deemed to be one and the same instrument. Executed copies of this Agreement may be delivered between the parties via telecopy or electronic mail.

12.8 Neither Purchaser nor Seller shall record this Agreement or any memorandum thereof in any public records or make any press release or other public disclosure concerning the transaction contemplated hereby and each party shall use its diligent and commercially reasonable efforts to prevent disclosure of the transaction contemplated hereby prior to Closing, other than (a) to directors, trustees and officers and members or shareholders of the parties or any qualified intermediary in connection with a like kind exchange of real estate associated herewith, and employees, agents, bankers, attorneys, accountants, consultants and affiliates of the parties who are involved in the ordinary course of business with the transaction contemplated hereby, and to Purchaser’s lender, the Title Company and Purchaser’s consultants who are retained to investigate the Property, all of which shall be instructed to comply with the non-disclosure provisions hereof, and/or (b) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction. Notwithstanding the foregoing or anything herein contained to the contrary, Purchaser shall have the right to make all necessary filings (e.g., 8-K, 10-Q, etc.) with the Securities and Exchange Commission (“SEC”) as may be required by applicable law and/or rules and regulations of the SEC as reasonably determined to be applicable to Purchaser by Purchaser and/or its counsel. Any such filings may include such information regarding the transaction contemplated hereby, including disclosure of the purchase price paid, as Purchaser and its counsel shall reasonably determine shall be required in order for Purchaser to comply in all respects with such laws and/or rules and regulations. If Closing does not proceed, Purchaser shall return to Seller all material and information furnished it by Seller or its agents in connection with its review of the Property. This Section 12.8 shall survive the expiration or earlier termination of this Agreement, anything herein contained to the contrary notwithstanding.

12.9 Purchaser may not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent may be withheld in its sole discretion and any such assignment by Purchaser to which consent has been granted shall not release Purchaser from liability hereunder; provided, however, notwithstanding the foregoing, Purchaser shall have the right, without first obtaining Seller’s consent thereto, to assign its interest in this Agreement to any entity owned in whole or in part by Purchaser or the principals of Purchaser and controlled by Purchaser or the principals of Purchaser.

12.10 Except as otherwise expressly provided herein, no representations, warranties, covenants, agreements or other obligations in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing Date.

12.11 Seller reserves the right to effectuate the sale of the Property by means of an exchange of “like-kind” property which will qualify as such under Section 1031 of the Code and the regulations promulgated thereunder. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a qualified intermediary as provided in I.R.C. Reg. 1.1031(k)-1(g)(4) on or before the date of Closing. Upon written notice from Seller to Purchaser, Purchaser agrees to cooperate with Seller to effect a like-kind exchange, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the date of Closing by more than fifteen (15) days and shall occur either simultaneously with the Closing or the sale proceeds payable to Seller shall be paid to a third party Title Company or intermediary and title conveyed to Purchaser, such that Purchaser shall not be required to participate in any subsequent closing, (b) Purchaser shall not be obligated to spend any sums or occur any expenses in excess of the sums and expenses which would have been spent or incurred by Purchaser if there had been no exchange, and (c) Purchaser shall not be obligated to acquire, accept title to or convey any property other than the property to be conveyed to Purchaser pursuant to this Agreement.

12.12 Books and Records. Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the SEC), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). Following the Closing, Seller agrees to use its commercially reasonably efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same. Seller shall maintain and allow access to, during normal business hours, such books and records of Seller and Seller’s manager of the Property reasonably related to the Property. Further, so long as the persons in charge of management of the Property at the time of Closing remains in the employ of Seller or an affiliate of Seller, Seller will make such persons available for interview. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s capital structure or debt, (b) Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, (c) Seller’s tax returns or (d) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements). Purchaser acknowledges Purchaser may not use the results of its review under this Section to pursue any claim against Seller under the terms of this Agreement, unless the basis of the claim was discovered by Purchaser or its representatives or agents independently of any such review.

[END OF TEXT – SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

BURWOOD VILLAGE MZL LLC,
a Maryland limited liability company

By:	DANIEL PARTNERS LLC,
a New York limited liability company, Manager

	By:	/s/ Daniel Kaufthal
Daniel Kaufthal, Manager

“Seller”

Dated:	August 11, 2011

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation, General Partner

		By:	/s/ Michael C. Phillips
		Name:	Michael C. Phillips
		Its:	President

“Purchaser”

Dated:	August 11, 2011

DEPOSIT ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of the Deposit and agrees to hold the same pursuant to terms of the Agreement. The liability of the undersigned is limited by the terms and conditions expressly set forth herein and by the laws of the state in which the Real Property is located and in no event shall the liability of the undersigned exceed the amount of the Deposit. The undersigned shall have no liability whatsoever on account of or occasioned by any failure or negligence on the part of any bank, savings and loan or other savings institution wherein the Deposit is deposited, provided, however, that such institution is, at the time of deposit of the Deposit, federally insured. In the event of litigation affecting the duties of the undersigned as Title Company relating to this Agreement and the Deposit, Seller and Purchaser, jointly and severally, shall reimburse the undersigned for all expenses incurred by the undersigned, including reasonable attorneys’ fees, unless such litigation results from or is caused by the gross negligence or misfeasance of the undersigned. In the event of any dispute between Seller and Purchaser pertaining to the Deposit, the undersigned may commence an interpleader action and deposit the Deposit with a court of competent jurisdiction and in such event, the undersigned shall be relieved of all further obligation and liability.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Its:
Address: Two Gateway Center 603 Stanwix, Suite 19th Floor Pittsburgh, Pennsylvania 15222-1402 Phone: (412) 904-6891 Fax: (412) 281-5611 E-mail: william.weinheimer@ctt.com

Dated:                     , 2011

Exhibit List

Exhibit 1.1	Assignment of Leases and Guaranties and Assumption of Leases
Exhibit 1.3	Bill of Sale
Exhibit 1.9	Limited Warranty Deed
Exhibit 1.20	Personalty List
Exhibit 1.22	Legal Description
Exhibit 1.25	Rent Roll
Exhibit 1.26	Seller’s Documents
Exhibit 7.4(b)	Forms of Estoppel Certificate and SNDA
Exhibit 8.9	Notice to Tenant

EXHIBIT 1.1

ASSIGNMENT OF LEASES AND GUARANTIES

AND ASSUMPTION OF LEASES

KNOW ALL MEN that                             , a Delaware                              (“Assignor”), in consideration of Ten ($10.00) Dollars and other good and valuable consideration, received from                              (“Assignee”), does hereby assign, transfer and deliver unto Assignee, all of its right, title and interest in and to the leases identified on Schedule A attached hereto and incorporated herein by reference (collectively, the “Leases”), together with all security deposits presently held by Assignor in connection therewith, if any, affecting the premises known as Burwood Village Shopping Center located in Anne Arundel County, Maryland the legal description of which is set forth on Schedule B attached hereto and incorporated herein by reference, and any and all guaranties of any such Leases in favor of the landlord thereof.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions hereof and of said Leases.

AND Assignee does hereby acknowledge receipt of said Leases (including the security deposits) and guaranties so delivered, and does hereby (a) accept the within assignment, (b) assume the performance of all of the terms, covenants and conditions of the said Leases on the part of the lessor/Assignor thereunder which are to be performed or arise from and after the date hereof, and (c) indemnify, defend and hold Assignor free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys’ fees and disbursements) which Assignor may suffer in respect of any claim arising out of or relating to any default on the part of Assignee to perform said terms, covenants and conditions of the Leases or in any way relating to the security deposits.

Assignor does hereby indemnify, defend and hold Assignee free and harmless from and against any and all costs, expenses, claims, losses or damages, liabilities and judgments (including reasonable attorneys’ fees and disbursements) which Assignee may suffer in respect of any claim arising out of or relating to any default on the part of Assignor relating to its performance of the terms, covenants and conditions of the Leases to have been performed by Assignor prior to the date hereof. Suit on the foregoing indemnity must be brought, if at all, within 180 days after the date hereof. In the event suit thereon has not been commenced by Assignee against Assignor on or before the date 180 days after Closing, then, thereafter, all claims for indemnification shall be deemed forever waived, released, discharged and barred. Notwithstanding the foregoing, in no event shall any claim be brought unless the damage suffered by Assignee shall equal or exceed $25,000.00 and in no event, regardless of the amount of damage actually suffered by Assignee, shall Assignor be liable to Assignee hereunder for a sum exceeding $500,000.00.

This assignment and assumption shall inure to the benefit of Assignee and Assignor and their respective successors and assigns and shall be governed by the laws of the State of Maryland. This assignment and assumption may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this instrument are intended to be, nor shall they be construed to be, for the benefit of any third party.

Exhibit 1.1

[Signatures appear on following page]

Exhibit 1.1 continued

SIGNATURE PAGE TO

ASSIGNMENT OF LEASES AND GUARANTIES AND ASSUMPTION OF LEASES

IN WITNESS WHEREOF, Assignor and Assignee have only executed this assignment and assumption agreement this             day of             , 2011.

,
a Delaware

By:

Its:

“Assignor”

,

By:
,

“Assignee”

Exhibit 1.1 continued

SCHEDULE B TO

ASSIGNMENT OF LEASES AND GUARANTIES AND ASSUMPTION OF LEASES

Legal Description

Exhibit 1.1 continued

EXHIBIT 1.3

BILL OF SALE

FOR $1.00 RECEIVED as of                     , 2011 and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged,                                                              , a Delaware corporation (“Assignor”), does hereby quit claim, assign, transfer, convey and deliver to                                                   (“Assignee”), the undivided right, title and interest in and to the personal property situated on and/or used in connection with the operation of that certain real property (“Real Property”) more particularly described on Schedule A attached hereto and incorporated herein by reference, including, without limitation, the Intangible Property, all to the extent of Assignor’s right, title and interest, if any, therein or thereto, but expressly without warranty of title, condition or otherwise.

For purposes hereof, the “Intangible Property” shall be deemed to mean all trade names and trademarks associated with the Real Property, including, the plans and specifications for the improvements located on the Real Property, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management (other than the Management Agreement between Assignor and its affiliate for the management of the Real Property) of the Real Property that are expressly assumed by Assignee upon acceptance of this Bill of Sale; pending permit or approval applications as well as existing permits, approvals and licenses (to the extent assignable); and all books and records relating to the operation of the Real Property and all telephone exchange numbers (to the extent assignable) and websites used exclusively by Assignor with respect to the Real Property.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale.

,
a Delaware

By:

Its:

“Assignor”

Exhibit 1.3

SCHEDULE A TO BILL OF SALE

Legal Description

Exhibit 1.3 continued

EXHIBIT 1.9

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made this              day of                                      2011 by                                                                                                                                                                                                                                  , a                                                                      , whose address is 247 West 30th Street, 11th Floor, New York, New York 10001, party of the first part, and                                                                                                               ., a                                                                      , whose address is 11501 Northlake Drive, Cincinnati, Ohio 45249, party of the second part.

WITNESSETH, that in consideration of $10.00 and other good and valuable consideration, the said party of the first part does hereby grant and convey unto said party of the second part, its successors, successors in interest and assigns, in fee simple, all that pierce or parcel of land situate, lying and being in Anne Arundel County, State of Maryland, described as follows:

[Insert Legal Description]

and that said party of the first part covenants that it will warrant specially the property hereby conveyed and that it will execute such further assurances of said land as may be requisite.

,
a

By:
Name:
Its:

STATE OF )
)ss:
COUNTY OF )

The foregoing instrument was acknowledged before me this              day of                     , 2011 by                                     , the                                          of                                                                                       , a                                                                       on behalf of the                                                                          .

, Notary Public
County
My commission expires:
Acting in County

Exhibit 1.9 continued

This is to certify that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the County of Appeals of Maryland.

Attorney

Exhibit 1.9 continued

EXHIBIT 1.20

PERSONALTY LIST

None.

Exhibit 1.20

EXHIBIT 1.22

LEGAL DESCRIPTION

Exhibit 1.22

EXHIBIT 1.25

RENT ROLL

Exhibit 1.25

EXHIBIT 1.26

SELLER’S DOCUMENTS

1.	Copy of the most recent title insurance policy in Seller’s possession

2.	Copy of the most recent survey in Seller’s possession

3.	Copies of the Leases and guaranties thereof, if any

4.	Copy of the most recent site plan

5.	Copies of the most recent real estate tax bills

6.	Copies of the most recent environmental reports in Seller’s possession, if any

7.	Copies of the most recent zoning reports in Seller’s possession, if any

8.	Copies of the most recent property condition report in Seller’s possession, if any

9.	Current tenant delinquency report

10.	Trial balances as of December 31, 2008-2010 and June 30, 2011 (in excel)

11.	General ledger for the years 2008-2010 and six months ended June 30, 2011 (in excel)

12.	Accounts receivable as of December 31, 2008, 2009, 2010 and through June 30 for 2011, divided into categories 0-30 days, 30-60 days, 60-90 days and 91 days and older together with an explanation of any aging

13.	For all AR balances, explanation of status of contract/details of negotiation for accounts past due over 90 days

Exhibit 1.26

EXHIBIT 7.4(b)

Forms of Estoppel Certificate and SNDA

LESSEE ESTOPPEL CERTIFICATE

To: (“Lender”)	Date: {DATE OF DOCUMENTS}

Phillips Edison Group LLC, and its successors and assigns

11501 Northlake Drive

Cincinnati, Ohio 45249

(“Purchaser”)

Attn:

RE:	Lease dated {DATE OF LEASE}, and amended on {LEASE AMENDMENT DATES}, (the “Lease”) by and between {LESSOR’S NAME}, as lessor (“Seller”) and {LESSEE’S NAME}, as lessee (“Lessee”) with respect to certain premises (“Leased Premises”) located at {LEASED PREMISES LOCATION} (“Property”). The Leased Premises are comprised of {SQUARE FOOTAGE LEASED} square feet.

Gentlemen:

The undersigned hereby acknowledges that Purchaser intends to purchase and encumber the Property with a deed of trust in favor of Lender. The undersigned further acknowledges the right of Purchaser, Lender and any and all of Lessor’s present and future lenders to rely upon the statements and representations of the undersigned contained in this Certificate and further acknowledges that any loan secured by any such deed of trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

Given the foregoing, the undersigned Lessee hereby certifies and represents unto Purchaser and Lender, and their respective successors and assigns, with respect to the above described Lease, a true and correct copy of which is attached as Exhibit A hereto, as follows:

1. All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Lessee, all conditions required under the Lease have been met, and Lessee has accepted and taken possession of and presently occupies the Leased Premises, consisting of approximately square feet.

2. The Lease is for a total term of          years,          months commencing                     ,         , and ending                 ,         , and has not been modified, altered or amended in any respect and contains the entire agreement between Lessor and Lessee, except as follows:                                          (list amendments and modifications other than those, if any, attached to and forming a part of the Lease as well as any verbal agreements, or write “None”).

Exhibit 7.4(b)

3. As of the date hereof, the annual minimum rent under the Lease is $            , subject to any escalation and/or percentage rent and/or common area maintenance charges, in accordance with the terms and provisions of the Lease. The “Base Year” for any escalation is             .

4. No rent has been paid by Lessee in advance under the Lease except for $            , which amount represents rent for the period beginning                 ,              and ending                 , and Lessee has no charge or claim of offset under said Lease or otherwise, against rents or other amounts due or to become due thereunder. No “discounts”, “free rent” or “discounted rent” have been agreed to or are in effect except for                             .

5. A Security Deposit of $             has been made and is currently being held by Lessor.

6. Lessee has no claim against Lessor for any deposit or prepaid rent except as provided in Paragraphs 4 and 5 above.

7. The Lessor has satisfied all commitments, arrangements or understandings made to induce Lessee to enter into the Lease, and the Lessor is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

8. Lessee is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default) and has not assigned, transferred or hypothecated its interest under the Lease, except as follows:

9. Except as expressly provided in the Lease or in any amendment or supplement to the Lease, Lessee: (i) does not have any right to renew or extend the term of the Lease except as set forth in the Lease; (ii) does not have any option or preferential right to purchase all or any part of the Leased Premises or all or any part of the building or premises of which the Leased Premises are a part; and (iii) does not have right, title, or interest with respect to the Leased Premises other than as lessee under the Lease. There are no understandings, contracts, agreements, subleases, assignments, or commitments of any kind whatsoever with respect to the Lease or the Leased Premises except as expressly provided in the Lease or in any amendment or supplement to the Lease set forth in Paragraph 2 above, copies of which are attached hereto.

10. The Lease is in full force and effect and Lessee has no defenses, setoffs, or counterclaims against Lessor arising out of the Lease or in any way relating thereto or arising out of any other transactions between Lessee and Lessor.

11. The current address to which all notices to Lessee as required under the Lease should be sent is:                                              .

12. If a Merchant’s Association exists, Lessee has no claims, liens or offsets with regard to any amounts due or to become due thereunder except for:                                                  .

13. The undersigned represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Material on, under, in or about the Leased Premises or Property, other than in the ordinary and commercially reasonable course of the business of the undersigned in compliance with all applicable laws. Except for any such legal and commercially reasonable use by the undersigned, the undersigned has no actual knowledge that any Hazardous Material is present or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land. As used herein, “Hazardous Material” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated under any federal, state or local law or ordinance.

14. That as of this date there are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

Dated: {DATE OF DOCUMENTS}	“LESSEE”

{LESSEE SIGNATURE BLOCK HERE}

NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT

THIS NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of the              day of                 , By, between and among                                          (hereinafter referred to as “Beneficiary” or “lender’s                                                                                                                                                name            ”),                                                                                                                        (“Lessee”),and                                                           (“Lessor”).

RECITALS

A. Beneficiary is the owner and holder of that certain Promissory Note dated as of                     , 20         (the “Note”) in the principal sum of and 00/100ths Dollars ($-,000,000.00), secured by a Deed of Trust; Security Agreement; and Assignment of Leases and Rents (the “Deed of Trust”) and an Assignment of Leases and Rents (the “Assignment of Rents”), each of even date with the Note, which Deed of Trust constitutes a lien or encumbrance on that certain real property more particularly described in the attached Exhibit A (the “Property”).

B. Lessee is the holder of a leasehold estate covering a portion of the Property (the “Demised Premises”) pursuant to the terms of that certain lease dated                         , 20        and executed by Lessee and Lessor (the “Lease”). A copy of the Lease, certified as true and correct by Lessee, has previously been delivered to Beneficiary and has not been amended, modified or terminated as of the date hereof.

C. Lessee, Lessor and Beneficiary desire to confirm their understanding with respect to the Lease, the Deed of Trust and the Assignment of Rents.

AGREEMENT

1. So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee’s part to be performed, Lessee’s possession and occupancy of the Demised Premises shall not be interfered with or disturbed by Beneficiary during the term of the Lease or any extension thereof duly exercised by Lessee.

2. Lessee hereby consents to the assignment by Lessor to Beneficiary of the Lease, as set forth in the Deed of Trust and the Assignment of Rents. If the interests of Lessor shall be transferred to and/or owned by Beneficiary by reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by Beneficiary, or by any other manner, including, but not limited to, the institution of a receiver for the Property or Beneficiary’s exercise of its rights under the Assignment of Rents, Lessee shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Lessee, with the same force and effect as if Beneficiary were the lessor under the Lease, and Lessee does hereby attorn to Beneficiary as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Beneficiary’s succeeding to the interest of the lessor under the Lease; provided, however, that Lessee shall be under no obligation to direct its payment of rent to Beneficiary until Lessee receives written notice from Beneficiary to do so. The respective rights and obligations of Lessee and Beneficiary upon such attornment, to the extent of the

Exhibit 7.4(b)

then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, as modified hereby, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth in full herein.

3. If Beneficiary shall succeed to the interest of the landlord under the Lease, Beneficiary shall, subject to the last sentence of this Section 3, be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Beneficiary shall not be:

(a) Liable for any act or omission of any prior lessor (including Lessor) or for any monetary damages incurred by Lessee in connection therewith or liable for any act or omission prior to Beneficiary’s succession to title; or

(b) Subject to any offsets, defenses or counterclaims which Lessee might have against any prior lessor (including Lessor) or accruing prior to Beneficiary’s succession to title; or

(c) Bound by any rent, additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor) or prior to Beneficiary’s succession to title and all such rent shall remain due and owing notwithstanding such advance payment; or

(d) Bound by any amendment or modification of the Lease made without its consent and written approval; or

(e) Required to restore the building or otherwise perform the obligations of Lessor under the Lease in the event of a foreclosure of the Deed of Trust or acceptance by Beneficiary of a deed in lieu of foreclosure, in either instance prior to full restoration of the building.

Neither Lender’s Name nor any other party who, from time to time, shall be included in the definition of the term “Beneficiary” hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own a fee interest in or to the Property.

4. Subject to the terms of this Agreement (including, but not limited to, those in Section 2 hereof, the Lease and the terms thereof are, and shall at all times continue to be, subject and subordinate in each and every respect, to the Deed of Trust and the terms thereof, and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies of the Deed of Trust or the Assignment of Rents, whether or not consistent with the Lease.

5. The term “Beneficiary” shall be deemed to include lender’s name and all of its successors and assigns, including anyone who shall have succeeded to Lessor’s interest by, through or under judicial or power-of-sale foreclosure or other proceedings brought pursuant to the Deed of Trust, or deed in lieu of such foreclosure or proceedings, or otherwise.

6. Lessor and Lessee represent and warrant to Beneficiary as follows: (a)that the Lease is presently in full force and effect and unmodified or changed; (b)that the term shall commence or did commence on                      20        , and full rental will then accrue or is now accruing thereunder; (c) that all conditions required under the Lease that could have been satisfied as of the date hereof have been met; (d) that no rent under said Lease has been paid more than thirty (30)days in advance of its due date; (e) that no default or event, which with the giving of notice, passage of time, or both, would constitute a default, exists under said Lease;(f) that the Lessee, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due or to become due thereunder;(g) that the Lease constitutes the entire agreement between the parties and that Beneficiary shall have no liability or responsibility with respect to any security deposit of Lessee; (h) that the only persons, firms or corporations in possession of said leased premises or having any right to the possession or use of said premises(other than the record owner) are those holding under the Lease; and (i) that the Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Demised Premises.

7. In the absence of the prior written consent of Beneficiary, Lessee agrees not to do any of the following: (a) prepay the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with the Lessor to amend or modify the Lease, (c) voluntarily surrender the Demised Premises or terminate the Lease prior to the expiration date thereof set forth in the Lease, and (d) sublease or assign the Demised Premises.

8. In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Beneficiary and Beneficiary shall have the right (but not the obligation) to cure such failure. Lessee shall not take any action with respect to such failure under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after receipt of such written notice by Beneficiary; provided, however, that in the case of any default which cannot with diligence be cured within said 30-day period, if Beneficiary shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with diligence and continuity, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such failure with diligence and continuity.

9. So long as the Loan is outstanding, Lessee covenants to provide Beneficiary with all information, including, but not limited to evidence of payment of taxes and insurance (if Lessee is obligated for such payments under the Lease) to which the Lessor may be entitled under the Lease.

10. So long as the Loan is outstanding, Beneficiary or its designee may enter upon the Property at all reasonable times to visit or inspect the Property and discuss the affairs, finances and accounts of Lessee applicable to the Property or the Lease at such reasonable times as Beneficiary or its designee may request.

11. Lessee hereby represents and warrants that the Lease and this Agreement have been duly authorized, executed and delivered by Lessee and constitute legal, valid and binding instruments, enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally.

12. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. In the event of a conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall control.

13. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

14. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram. Notice so given in person or by telegram shall be effective upon its deposit. Notice so given by mail shall be effective two (2) days after deposit in the United States mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Lessor:

Lessee:

Beneficiary:

With a copy to:

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth hereinabove.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LESSEE:

By:

Name:
Title:

STATE OF )
)ss:
COUNTY OF )

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                             , who is personally well known to me as, or satisfactorily proven to be, the person named as                                                           of                                     , in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the      day of                                  , 20__, personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this         day of                 , 20

Notary Public

My Commission Expires:

[SIGNATURES CONTINUED ON NEXT PAGE]

LESSOR:

By:

Name:
Title:

STATE OF )
)ss:
COUNTY OF )

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                                                       who is personally well known to me as, or satisfactorily proven to be, the person named as                                  of                                  in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the          day of             ,20    , personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this          day of             , 200    .

Notary Public

My Commission Expires:

[SIGNATURES CONTINUED ON NEXT PAGE]

Exhibit 7.4(b)

BENEFICIARY:

By:

Vice President

DISTRICT OF COLUMBIA             ) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                                      who is personally well known to me as, or satisfactorily proven to be, the person named as Vice President of Wells Fargo Bank, National Association in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the          day of                 , 20     personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him/her by said Agreement, acknowledged the same to be the act and deed of Wells Fargo Bank, National Association, and delivered the same as such.

GIVEN under my hand and official seal this          day of                         , 20    .

Notary Public

My Commission Expires:

EXHIBIT 8.9

NOTICE TO TENANT

                         , 2011

(Insert tenant name

Notice address

With copy to store address)

            Re: Sale of Burwood Village Shopping Center

                  Anne Arundel County, Maryland

Please be advised that on                         , 2011,                          conveyed the Burwood Village Shopping Center and assigned your lease to                             . Your security deposit, if any, transferred to the new owner.

All amounts due prior to the conveyance remain payable to                         . Beginning with your next payment, your rent should be sent to                              at                             ,                             ,             .

Sincerely

By:
Name:
Its:

Exhibit 8.9